Exhibit 99.1

ASTRA ANNOUNCES THIRD QUARTER 2022 FINANCIAL RESULTS

ALAMEDA, California — November 8, 2022 — Astra Space, Inc. (“Astra”) (Nasdaq: ASTR) today announced financial results for its third quarter ended September 30, 2022.

Astra also announced 2371 cumulative committed orders of the Astra Spacecraft Engine™, an increase of 130% since June 30, 2022, and that it has completed delivery of two full programs.

In addition, Astra continues to make progress on development for Rocket 4 in anticipation of test flights expected to commence in the later part of 2023.

“We continue to focus on executing our long-term strategic plan. Specifically, a successful test flight of Rocket 4 and scaling delivery of our Astra Spacecraft Engines™ are our primary near-term objectives. We have completed the build-out of our rocket production facility in Alameda, CA, including the provisioning of test infrastructure for the development of Launch System 2. We are also excited to welcome Airbus OneWeb Satellites, Maxar Technologies, and Astroscale as Astra Spacecraft Engine™ customers, among others,” said Chris Kemp, Astra Co-Founder, Chairman, and CEO.

“Given the challenging macroeconomic environment, we made the difficult but prudent decision to reduce our operating expenses to support our primary near-term objectives,” continued Kemp.

“We have prioritized the careful execution of our strategic plan as we enter a new stage of growth for our business,” said incoming CFO, Axel Martinez. “The refinement of this plan includes a reduction of our existing headcount by approximately 16%. Savings from headcount reductions are expected to be realized beginning in Q1 2023. We are also reducing our near-term investments in developing Space Services to direct our resources to support the growth of our core Launch Services and Space Products businesses. We continue to explore opportunities to develop or partner in the development of our Space Services offerings as it remains a significant part of our long-term business strategy.”

Q3 2022 represented the first quarter in which Astra reported a positive GAAP gross profit, driven by deliveries of Astra Spacecraft Engines™.

Recent Business Highlights:

•	Completed the first design loop for Launch System 2, including Rocket 4, ground system, and software and published an update on our progress

•	Provisioned core rocket test infrastructure, including upgrades to the first stage engine test stand and commissioning of new launch system valve test stands

•	Designed and released tooling required to manufacture Rocket 4 propellant tanks

•	Successfully delivered two full programs of the Astra Spacecraft Engine™

•	Finalizing the build-out of Astra’s 60,000 square foot Astra Spacecraft Engine™ manufacturing facility in Sunnyvale, CA, targeted to be completed in Q1 2023

Third Quarter 2022 Financial Highlights:

For the three months ended September 30, 2022:

•	GAAP Gross Profit was $1.7 million

[1]	Measured from July 1, 2021, through November 8, 2022, and includes committed orders for 14 units acquired as part of the Apollo Fusion acquisition on July 1, 2021.

•	GAAP Net Loss was $199.1 million

•	Adjusted Net Loss* was $45.2 million

•	Adjusted EBITDA Loss* was $41.4 million

•	Additions for capital expenditures during the quarter totaled $5.5 million

•	Cash and cash equivalents and marketable securities totaled $150.5 million

*	Denotes Non-GAAP financial measure. Refer to “Explanation of Adjusted (or Non-GAAP) Financial Measures” later in this press release for reconciliation of GAAP to Non-GAAP financial measures.

Fourth Quarter 2022 Outlook

As of November 8, 2022, we are providing guidance for the fourth quarter 2022 based on current market conditions, our focus on the development of Launch System 2, and our ongoing investments to scale our Space Products business in Q1 2023. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below and our annual report on Form 10-K for the year ended December 31, 2021, and quarterly reports on Form 10-Q for the periods June 30, 2022, and September 30, 2022, including risks and uncertainties associated with geopolitical conditions and their potential impact on our business as well as our ability to continue operating as a going concern.

For the fourth quarter ending December 31, 2022, we currently expect:

•	adjusted EBITDA loss* to be between $42.0 million and $45.0 million,

•	basic shares outstanding to be between 268 million and 270 million shares, and

•	capital additions to be between $5.0 million and $7.0 million

*	Denotes Non-GAAP financial measure. Refer to “Explanation of Adjusted (or Non-GAAP) Financial Measures” later in this press release for reconciliation of GAAP to Non-GAAP financial measures.

Conference Call Information

In conjunction with this announcement, Astra will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss third quarter results and our outlook for the fourth quarter ending December 31, 2022. The live webcast and a replay of the webcast will be available on the Investor Relations section of Astra’s website: https://investor.astra.com/news-and-events/events-and-presentations.

About Astra Space, Inc.

Astra’s mission is to improve life on Earth from space® by creating a healthier and more connected planet. Today, Astra offers one of the lowest cost-per-launch dedicated orbital launch services of any operational launch provider in the world, and one of the industry’s first flight-proven electric propulsion systems for satellites, Astra Spacecraft Engine™. Astra delivered its first commercial launch to low Earth orbit in 2021, making it the fastest company in history to reach this milestone, just five years after it was founded in 2016. Astra (NASDAQ: ASTR) was the first space launch company to be publicly traded on Nasdaq. Visit astra.com to learn more about Astra.

Forward Looking Statements

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from Astra’s expectations or projections, including the following factors, among others: (i) the failure to meet projected development, delivery and launch targets, including as a result of the decisions of governmental authorities or other third parties not within our control; (ii) changes in applicable laws or regulations; (iii) the ability of Astra to meet its financial and strategic goals, due to, among other things, competition and the dedication of our launch resources to the development of Launch System 2 and its ability to continue operating as a going concern; (iv) the ability of Astra to pursue a growth strategy and manage growth profitability without additional funding; (v) the possibility that Astra may be adversely affected by other economic, business, and/or competitive factors; (vi) the ability to manage its cash outflows related to its business operations, (vii) the ability of Astra to develop its space services offering as part of its long-term business and growth strategy and (viii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission by Astra.

Explanation of Non-GAAP (or Adjusted) Financial Measures

This press release includes information about Adjusted Gross Profit (Loss), Adjusted Net Loss and Adjusted EBITDA (collectively the “non-GAAP financial measures”), all of which are non-GAAP financial measures. These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with Astra’s condensed consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures are reconciled to their most comparable GAAP measures in the table set forth in this release.

We believe that both management and our investors benefit from referring to these non-GAAP financial measures in planning, forecasting and analyzing future periods. Specifically, our management uses these non-GAAP financial measures in planning, monitoring and evaluating our financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP measures, helps investors make comparisons between Astra and other companies in our industry. In making any comparisons to other companies in our industry, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

Adjusted Gross Profit (Loss) differs from GAAP Gross Profit (Loss) in that it excludes inventory adjustments related to Rocket 3.

Adjusted Net Loss differs from GAAP Net Loss in that it excludes the following items: (a) stock-based compensation, (b) loss on change in fair value of contingent consideration, (c) cash earnout compensation cost related to the acquisition of Apollo Fusion, (d) inventory write-downs related to discontinuance of production of Launch System 1, (e) capitalized launch costs write-downs related to discontinuance of production of Launch System 1 (f) impairment charge, (g) employee retention credit, (h) PPP loan forgiveness, and (i) other special items, including related to employee safety and licensed technology.

We define Adjusted EBITDA as Adjusted Net Loss, excluding the following items: (a) interest expense and interest income, (b) income tax expense, (c) loss on marketable securities, and (d) depreciation and amortization. We are unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Astra Space, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues
Launch services	$—	$—	$5,899	$—
Space products	2,777	—	3,471	—

Total revenues	2,777		9,370	—

Cost of revenues
Launch services	—	—	28,193	—
Space products	1,071	—	1,337

Total cost of revenues	1,071		29,530

Gross profit (loss)	1,706	—	(20,160)	—

Operating expenses
Research and development	32,821	21,724	111,546	44,159
Sales and marketing	4,052	1,090	13,452	2,229
General and administrative	19,222	19,730	60,816	50,712
Impairment expense	75,116	—	75,116	—
Goodwill impairment	58,251	—	58,251	—
Loss on change in fair value of contingent consideration	11,949	—	29,249	—

Total operating expenses	201,411	42,544	348,430	97,100

Operating loss	(199,705)	(42,544)	(368,590)	(97,100)
Interest income (expense), net	616	18	1,146	(1,194)
Other income (expense), net	(25)	25,895	314	25,177
Loss on extinguishment of convertible notes	—	—	—	(131,908)
Loss on extinguishment of convertible notes attributable to related parties	—	—	—	(1,875)
Loss before taxes	(199,114)	(16,631)	(367,130)	(206,900)
Income tax (benefit) provision	—	(383)	—	(383)
Net loss	$(199,114)	$(16,248)	$(367,130)	$(206,517)

Adjustment to redemption value on Convertible Preferred Stock	—	—	—	(1,011,726)
Net loss attributable to common stockholders	$(199,114)	$(16,248)	$(367,130)	$(1,218,243)
Basic and diluted loss per share
Weighted average basic and diluted shares - Class A	210,788	201,080	209,317	79,785
Loss per share	$(0.75)	$(0.06)	$(1.39)	$(9.39)
Weighted average basic and diluted shares - Class B	55,539	56,239	55,539	49,970
Loss per share	$(0.75)	$(0.06)	$(1.39)	$(9.39)

Astra Space, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	September 30, 2022	December 31, 2021

Assets:
Cash and cash equivalents	$67,608	$325,007
Marketable securities	82,936	—
Trade accounts receivable	4,923	1,816
Inventories	5,174	7,675
Prepaid and other current assets	7,609	12,238

Total current assets	168,250	346,736

Property, plant and equipment, net	20,048	66,316
Right-of-use asset	14,909	9,079
Goodwill	—	58,251
Intangible assets, net	10,699	17,921
Other non-current assets	1,999	721

Total assets	$215,905	$499,024

Liabilities and Stockholders’ Equity:
Accounts payable	$9,347	$9,122
Operating lease obligation, current portion	3,903	1,704
Contingent consideration, current portion	32,420	—
Accrued expenses and other current liabilities	27,382	29,899

Total current liabilities	73,052	40,725

Operating lease obligation, net of current portion	10,974	7,180
Contingent consideration, net of current portion	10,530	13,700
Other non-current liabilities	7,277	899

Total liabilities	101,833	62,504

Total stockholders’ equity	114,072	436,520

Total liabilities and stockholders’ equity	$215,905	$499,024

Astra Space, Inc.

Summary Cash Flow Data:

(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Summary Cash Flow Data:
Cash used in operating activities	$(42,753)	$(44,921)	$(134,615)	$(79,576)
Capital expenditures	(7,979)	(9,924)	(40,043)	(18,720)
Free cash flow (non-GAAP)	(50,732)	(54,845)	(174,658)	(98,296)
Cash used in investing activities	5,559	(29,284)	(124,088)	(41,280)
Cash provided by financing activities	487	470	1,304	488,897

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues
Launch services	$—	$—	$5,899	$—
Space products	2,777	—	3,471	—

Total revenues	2,777	—	9,370	—

Cost of revenues
Launch services	$—	$—	$28,193	$—
Space products	1,071	—	1,337	—

Total cost of revenues	1,071	—	29,530	—

GAAP gross profit (loss)	$1,706	$—	$(20,160)	$—
GAAP gross margin	61%	—	(215)%	—
Inventory adjustments	—	—	10,200	—
Capitalize launch costs write downs	—	—	2,213	—
Adjusted gross profit (loss)	$1,706	$—	$(7,747)	$—
Adjusted gross margin	61%	—	(83)%	—
GAAP net loss	$(199,114)	$(16,248)	$(367,130)	$(206,517)
Stock-based compensation	13,748	2,688	43,580	20,465
Fair value of warrant liabilities	—	(20,447)	—	(20,447)
Loss on change in fair value of contingent consideration	11,949	—	29,249	—
Apollo cash earnout compensation	(1,900)	1,362	675	1,362
Inventory write downs	1,012	—	11,212	—

Capitalized launch cost write downs	—	—	2,213	—
Loss on extinguishment of convertible notes	—	—	—	133,783
Impairment expense	75,116	—	75,116	—
Goodwill impairment	58,251	—	58,251	—
Employee retention credit	(4,283)	—	(4,283)	—
PPP loan forgiveness	—	(4,850)	—	(4,850)
Other special items	18	3,030	2,796	3,780
Adjusted net loss	$(45,203)	$(34,465)	$(148,321)	$(72,424)
Interest (income) expense, net	(616)	(18)	(1,146)	1,194
Income tax (benefit) expense	—	(383)	—	—
Realized Gain/Loss on Investment	(9)	—	123	—
Depreciation and amortization	4,425	1,978	12,058	3,896
Adjusted EBITDA	$(41,403)	$(32,888)	$(137,286)	$(67,334)

Investor Contact:

investors@astra.com

Media Contact:

press@astra.com